                                                                     EXHIBIT 1.1

                            20,000 CAPITAL SECURITIES
                              VALLEY CAPITAL TRUST



                            9.00% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER CAPITAL SECURITY)


                            PURCHASE TERMS AGREEMENT

                              --------------------

                                                                January 29, 1999
                                                                  [Pricing Date]

First Tennessee Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Ladies and Gentlemen:

         VIB Corp, a California corporation (the "Company"), and its financing subsidiary, Valley Capital Trust, a Delaware business trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement with you as placement agent (the "Placement Agent"), as follows:

SECTION 1 ISSUANCE OF CAPITAL SECURITIES

         1.1. INTRODUCTION. The Offerors propose to issue and sell at the Closing (as defined in Section 2.4.1 hereof) 20,000 of the Trust's 9.00% Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to the purchasers (collectively, the "Purchasers") listed on Exhibit A attached hereto, as it may be completed and/or updated from time to time between the date hereof and the Closing Date (as defined in Section 2.4.1 hereof) pursuant to the terms of Subscription Agreements entered into, or to be entered into on or prior to the Closing Date between the Offerors and each such Purchaser (collectively, the "Subscription Agreements"), the form of which is attached hereto as Exhibit B. Solely for the purpose of covering over-subscriptions, if any, the Trust hereby grants the Placement Agent an option pursuant to which the Trust shall, upon the exercise thereof by the Placement Agent, issue and sell at the Closing up to an additional 3,000 Capital Securities. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Preliminary Offering Memorandum of the Offerors dated January 20, 1999 (the "Preliminary Memorandum") and the final Offering Memorandum to be dated on or before the Closing Date (the "Final Memorandum", together with the Preliminary Memorandum, the "Memorandum").

         1.2. OPERATIVE AGREEMENTS. The Offerors propose that the Trust issue the Capital Securities pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrative Trustees named therein (collectively, the "Trustees"), and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agent (the "Trust Agreement"). In connection with the issuance of the Capital Securities, the Company proposes (i) to issue its Junior Subordinated Debentures (the "Debentures") pursuant to an Indenture, to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as Trustee (the "Indenture"), and (ii) to guarantee certain payments on the Capital Securities pursuant to a Guarantee Agreement, to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee"), to the extent described therein.

         1.3. RIGHTS OF PURCHASERS. The Capital Securities shall be offered and sold by the Trust directly to the Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company agrees that the Placement Agent and the Purchasers shall be and hereby are entitled to the benefit of, and to rely upon, the provisions of this Agreement which is incorporated by reference into the Subscription Agreements. The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

         1.4. LEGENDS. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, each Capital Security shall contain a legend substantially similar to the legend set forth under the caption "Notice to Investors" in the Memorandum or as otherwise required pursuant to any of the documents described in Section 1.2 hereof or the Expense Agreement (as defined in Section 5.3(d) hereof) (collectively, the "Operative Documents").


SECTION 2 PLACEMENT AND SALE OF CAPITAL SECURITIES

         2.1. EXCLUSIVE RIGHTS; PURCHASE PRICE. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to solicit prospective purchasers of the Capital Securities at a purchase price of $1,000.00 per Capital Security and with a minimum purchase of $100,000.00.

         2.2. DUTIES OF PURCHASERS. Each Purchaser shall be required to complete and execute a Subscription Agreement. Each Subscription Agreement shall be independent of any other Subscription Agreement, and the obligation of one Purchaser to purchase Capital Securities under a Subscription Agreement shall be independent of, and not conditioned upon, the fulfillment of the obligations of any other Purchaser under its Subscription Agreement. The Offerors shall have the right to reject subscriptions in their reasonable discretion and shall evidence their acceptance of a subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agent.

         2.3. SOLICITATION OF POTENTIAL PURCHASERS. The Placement Agent shall solicit potential purchasers of the Capital Securities only from parties whom it has a reasonable basis to believe are



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either Qualified Institutional Buyers ("QIBs"), as such term is defined under
Rule 144A(a)(1) of the Securities Act, institutional accredited investors, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") or individual accredited investors, as defined in Rule 501(a)(5) or (6) under the Securities Act ("Individual Accredited Investors"). All solicitations by the Placement Agent on behalf of the Offerors shall be in compliance with applicable federal and state securities laws. The Placement Agent shall not make any representation with respect to the Offerors other than as set forth in the Memorandum. The Placement Agent shall furnish a certificate at Closing to the effect that it has complied with this
Section 2.3. The Placement Agent may arrange for the solicitation of prospective purchasers by other persons; provided, however, that (i) any compensation shall be received by such person pursuant to Section 2.5, and (ii) each such person shall comply with the representations set forth in this Section 2.3 and shall furnish a certificate at the Closing to the effect that it has complied with this Section 2.3. The Placement Agent shall promptly deliver, or cause persons acting on its behalf to promptly deliver, a copy of the Memorandum to each Purchaser and prior to the Closing to deliver any subsequent supplements and exhibits thereto, if any.

         2.4. CLOSING AND DELIVERY OF PAYMENT.

                  2.4.1. CLOSING; CLOSING DATE. The sale and purchase of the Capital Securities by the Offerors to the Purchasers shall take place at a closing (the "Closing") at the offices of Horgan, Rosen, Beckham & Coren, L.L.P., 21700 Oxnard Street, Suite 1400, Woodland Hills, California 91367, at 10 a.m. (Pacific Time) on February 5, 1999, or such other business day as may be agreed upon by the Offerors and the Placement Agent (the "Closing Date"); provided, however, that in no event shall the Closing Date occur later than February 28, 1999 unless consented to by the Purchasers. Payments by the Purchasers shall be payable in the manner set forth in the Subscription Agreements and shall be made prior to or on the Closing Date.

                  2.4.2. DTC DELIVERY. If a Purchaser is a QIB, on the Closing Date, and on the payment of the purchase price, the Purchaser shall become either, at the Purchaser's election: (A)(i) the registered owner of the Capital Securities on the records of The Depository Trust Company ("DTC'), a limited purpose trust company arranged under the laws of the state of New York, and (ii) the owner of a beneficial interest in the Capital Securities issued in global book entry form and registered in the name of Cede & Co., as nominee for DTC, corresponding to the number of purchased Capital Securities acquired by the Purchaser; or (B) the holder of physical certificate(s) representing the Capital Securities.

                  2.4.3. OTHER DELIVERY. If a Purchaser is not a QIB, on the Closing Date and on the payment of the purchase price, such Purchaser shall receive a certificate(s) representing the Capital Securities.

                  2.4.4. TRANSFER AGENT. The Offerors shall deposit the certificates representing the Capital Securities with the Property Trustee or other appropriate party prior to the Closing Date.

         2.5. PLACEMENT AGENT'S FEES AND EXPENSES.

                  2.5.1. PLACEMENT AGENT'S COMPENSATION. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay $30.00 to the Placement Agent for each Capital Security sold to a Purchaser.



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                  2.5.2. COSTS AND EXPENSES. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including the preparation, printing, delivery and shipping of the Memorandum and any amendments or supplements thereto, and the printing, delivery and shipping of this Agreement and the Operative Documents and the certificates for the Capital Securities; all fees, expenses and disbursements of the counsel and accountants for the Offerors; all fees and expenses incurred in connection with the qualification of the Capital Securities, Debentures and the Guarantee under the securities or blue sky laws of such jurisdictions as the Placement Agent may request, including all filing fees and fees and disbursements of counsel to the Offerors and the Placement Agent in connection therewith, including, without limitation, in connection with the preparation of any Blue Sky Memoranda; the costs and charges of any trustee, transfer agent or registrar and the fees and disbursements of counsel to any trustee, transfer agent or registrar; all applicable fees and other expenses incurred in connection with the designation of the Capital Securities as securities eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market; all applicable fees and other expenses incurred in connection with the book-entry registration of Capital Securities with DTC or another clearing agency; all expenses incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, the Guarantee and the Expense Agreement; and all other costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement that are not otherwise specifically provided for in this Section 2.5.2; and the out-of-pocket expenses the Placement Agent incurred in connection herewith or in contemplation of the performance of its obligations hereunder, including (without limitation) travel expenses, reasonable fees, expenses and disbursements of counsel and other out-of-pocket expenses incurred by the Placement Agent in connection with any discussion of the offering of the Capital Securities or the contents of the Memorandum, any investigation of the Offerors and the Subsidiaries, and any preparation for the marketing, purchase, sale or delivery of the Capital Securities, in each case following presentation of reasonably detailed invoices therefor; provided, however, that in no event shall the Offerors be required to reimburse the Placement Agent for out-of-pocket expenses (of the type described above) in excess of $100,000.00.

                  2.5.3. ALLOCATION BETWEEN PLACEMENT AGENT AND OTHER PERSONS. Any other persons arranging sales of Capital Securities in accordance with the terms of this Agreement shall receive such compensation as the Placement Agent may determine in its discretion from the proceeds payable to the Placement Agent pursuant to Section 2.5.1 above.

         2.6. FAILURE TO CLOSE. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agent or if the Closing shall not have occurred on or before 10:00 a.m. (Pacific Time) on February 28, 1999, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.5.2 and 9 hereof shall not be so relieved and shall continue in full force and effect.



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

SECTION 3 CLOSING CONDITIONS

         The obligations of each Purchaser and the Placement Agent on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

         3.1. OPINIONS OF COUNSEL. On the Closing Date, the Purchasers shall have received a favorable opinion, dated as of the Closing Date and addressed to the Purchasers and the Placement Agent, from (a) Horgan, Rosen, Beckham & Coren, L.L.P., counsel for the Offerors, as to the matters set forth on Exhibit C-1 attached hereto, (b) Richards, Layton & Finger, special Delaware counsel to the Offerors, as to the matters set forth on Exhibit C-2 attached hereto, and (c) Lewis, Rice & Fingersh, L.C., special tax counsel, that the statements under the caption "Certain Federal Income Tax Consequences" in the Memorandum, insofar as such statements constitute a summary of legal and regulatory matters, documents or instruments referred to therein, are accurate descriptions of the matters summarized therein in all material respects and fairly present the information called for with respect to such legal matters, documents and instruments, other than financial and statistical data, as to which Lewis, Rice & Fingersh, L.C. shall not be required to express any opinion or belief (collectively, "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agent on behalf of itself and the Purchasers) and by government officials, and upon such other documents as counsel to the Offerors may deem appropriate as a basis for the Offerors' Counsel Opinion. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. To the extent that the Offerors' Counsel Opinions concern the laws of any other such jurisdiction, counsel to the Offerors may rely upon the opinion of other counsel (reasonably satisfactory to the Placement Agent) admitted to practice in such jurisdiction. Any such other opinion relied upon by counsel to the Offerors as aforesaid shall be addressed to the Purchasers and the Placement Agent.



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         3.2. OFFICERS' CERTIFICATE. At the Closing Date, the Purchasers and the
Placement Agent shall have received certificates from the Chief Executive
Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the respective dates as of which information is given in the Memorandum there has not been any material adverse change in the Offerors or any development which is reasonably likely to have any adverse effect on the business, operations, earnings, affairs, prospects or results of operations of the Offerors, (iii) since such dates the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, (iv) they have carefully examined the Memorandum and nothing has come to their attention that would lead them to believe that the Memorandum or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Memorandum at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) covering such other matters as the Placement Agent may reasonably request.

         3.3. TRUSTEES CERTIFICATE. At the Closing Date, the Purchasers shall have received a certificate of one or more Administrative Trustees of the Trust, dated as of the Closing Date, stating that (i) the representations and warranties of the Trust set forth in Section 5 hereof are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (ii) since the respective dates as of which information is given in the Memorandum, there has not been any material adverse change in the Trust, or any development which is reasonably likely to have an adverse effect on the business, operations, earnings, affairs, prospects, or results of operations of the Trust and the Trust has not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than those specifically permitted or contemplated by the Operative Documents.

         3.4. ACCOUNTANTS' LETTER. On the date hereof and on the Closing Date, the Placement Agent shall have received a letter, dated as of the date hereof and as of the Closing Date, and addressed to the Placement Agent, from Vavrinek, Trine, Day & Co., LLP, the independent auditors of the Company, in a form and as to the matters set forth on Exhibit C-3 attached hereto.

         3.5. PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. With respect to each Purchaser, the purchase of and payment for the Capital Securities (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject such Purchaser to any penalty or, in the reasonable judgment of such Purchaser, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which such Purchaser is subject. The failure by one Purchaser to comply with this Section 3.5 shall only prevent the purchase by such Purchaser, and shall not have any effect on the other Purchasers hereunder.



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         3.6. CONSENTS AND PERMITS. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

         3.7. ACCEPTANCE OF CAPITAL SECURITIES. Prior to or on the Closing Date, the Offerors shall have received Subscription Agreements executed by the Purchasers and representing no less than 20,000 and no more than 23,000 Capital Securities and the Offerors shall have executed such Subscription Agreements on behalf of the Offerors.

         3.8. INFORMATION. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agent such further information, certificates, opinions and documents addressed to the Purchasers and the Placement Agent, which the Placement Agent may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent. If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Placement Agent, this Agreement may be terminated by the Placement Agent by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

SECTION 4 CONDITIONS TO THE OFFERORS' OBLIGATIONS

                  The obligations of the Offerors to sell the Capital Securities to the Purchasers and consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

         4.1. EXECUTED AGREEMENT. The Offerors shall have received from the Placement Agent an executed copy of this Agreement.

         4.2. APPROVED STATES. The Placement Agent shall not have offered the Capital Securities to Institutional Accredited Investors, Individual Accredited Investors or QIBs in any State other than States approved by the Offerors or States in which Blue Sky exemption clearance has been obtained according to counsel to the Company or the Placement Agent.

         4.3. FULFILLMENT OF OTHER OBLIGATIONS. The Placement Agent shall have fulfilled all of its other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.


SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE OFFERORS

                  The Offerors jointly and severally represent and warrant to, and agree with, the Placement Agent and the Purchasers as follows:



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         5.1. ACCURACY OF MEMORANDUM AND RELATED MATTERS. The Preliminary
Memorandum is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum will be at the Closing Date accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no contracts or other documents that are required to be summarized in the Memorandum, or attached as an exhibit thereto, that are not so summarized or attached. The sale of the Capital Securities under the Subscription Agreements is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Capital Securities, no form of general solicitation or general advertising was used by the Offerors or their representatives (other than the Placement Agent and its representatives) including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchasers are the sole purchasers of the Capital Securities. No securities of the same class as the Capital Securities, the Debentures or the Guarantee have been issued and sold by the Offerors within the six-month period immediately prior to the date of this Agreement. The Offerors agree that neither they nor any person acting on their behalf shall offer the Capital Securities so as to bring the issuance and sale of the Capital Securities within the provisions of
Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Capital Securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D thereunder. The Offerors have made such reasonable inquiry as is necessary to a determination that each Purchaser is acquiring the Capital Securities for itself.

         5.2. ORGANIZATION, STANDING AND QUALIFICATION.

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the State of California, with full corporate and other power and authority to own, lease and operate its properties and conduct its business as described in and contemplated by the Memorandum, and as currently being conducted, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Each of the Company and the Subsidiaries (as defined in Section 5.2(c) hereof) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of the Company and the Subsidiaries, on a consolidated basis.

                  (b) The capital stock of the Offerors conforms to the description thereof contained in the Memorandum in all material respects. The outstanding shares of capital stock and equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Offerors. Except as disclosed in the Memorandum, there



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are no outstanding rights, options or warrants to acquire any securities of the
Offerors, and there are no restrictions upon the voting or transfer of any capital stock of the Offerors pursuant to the Offerors' respective articles of incorporation, bylaws, or other organizational documents or any agreement or other instrument to which any Offeror is a party or by which any Offeror is bound.

                  (c) The Company has the direct and indirect subsidiaries identified on Exhibit D hereto (the "Subsidiaries"). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than the Subsidiaries. Valley Independent Bank (the "Bank") is a bank duly organized, validly existing and in good standing under the laws of the State of California. Each Subsidiary other than the Bank is a corporation or business trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary has full corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Memorandum and as currently being conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund and/or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Offerors, threatened. All of the issued and outstanding shares of capital stock of the Subsidiaries (i) have been duly authorized and are validly issued, (ii) are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831o, and (iii) except as disclosed in the Memorandum, are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity. Except as disclosed in the Memorandum, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Company or the Subsidiaries.

                  (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Business Trust Act with the power and authority (trust and other) to own its property and conduct its business as described in the Memorandum, to issue and sell its Common Securities to the Company pursuant to the Trust Agreement, to issue and sell the Capital Securities, to enter into and perform its obligations under this Agreement, the Subscription Agreements and the Trust Agreement and to consummate the transactions herein contemplated; the Trust has no subsidiaries and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement, the Trust Agreement and described in the Memorandum; the Trust is not a party to or bound by any agreement or instrument other than this Agreement and the initial Trust Agreement among the Administrative Trustees and Wilmington Trust Company dated December 10, 1998 (the "Original Trust Agreement"); at the Closing Date, the Trust will not be a party to or be bound by any agreement or instrument other than the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Memorandum; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Memorandum; the Trust is not a party to or subject to any action, suit or proceeding of any nature; the Trust is not, and at the Closing Date will not be, classified as an association taxable as a



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

corporation for United States federal income tax purposes; and the Trust is, and as of the Closing Date will be, treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

         5.3 AUTHORIZATION AND LEGALITY.

                  (a) The Trust has all requisite power and authority to issue, sell and deliver the Capital Securities in accordance with and upon the terms and conditions set forth in this Agreement, the Subscription Agreements, the Trust Agreement and the Memorandum. All corporate action required to be taken by the Offerors for the authorization, issuance, sale and delivery of the Capital Securities in accordance with such terms and conditions has been validly and sufficiently taken. The Capital Securities, when delivered in accordance with this Agreement and the Subscription Agreements, shall be duly and validly issued and outstanding and shall be fully paid and nonassessable, shall not be issued in violation of or subject to any preemptive or similar rights, and shall conform in all material respects to the description thereof in the Memorandum. None of the Capital Securities, immediately prior to delivery, shall be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

                  (b) The Debentures have been duly and validly authorized, and, when duly and validly executed, authenticated and issued as provided in the Indenture and delivered to the Trust pursuant to the Trust Agreement, shall constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and shall conform to the description thereof contained in the Memorandum.

                  (c) The Guarantee has been duly and validly authorized, and, when duly and validly executed and delivered to the Guarantee Trustee for the benefit of the Trust, shall constitute valid and legally binding obligations of the Company and shall conform to the description thereof contained in the Memorandum.

                  (d) The Agreement as to Expenses and Liabilities between the Company and the Trust (the "Expense Agreement") has been duly and validly authorized, and, when duly and validly executed and delivered to the Company, shall constitute valid and legally binding obligations of the Company and shall conform to the description thereof contained in the Memorandum.

         5.4. PENDING ACQUISITIONS. The Offerors and, to the knowledge of the Offerors, Bank of Stockdale, F.S.B. ("Bank of Stockdale") and Fremont Investment & Loan ("Fremont")(with respect only to the branch office (the "Hemet Branch") that shall be transferred to the Bank pursuant to the terms of that certain Agreement to Assume Liabilities and to Acquire Assets, dated September 22, 1998 by and between Fremont and the Bank (the "Branch Purchase Agreement") have complied in all respects material to the business or operations of the Company with all federal, state and local statutes, regulations, ordinances and rules applicable to the ownership and operation of their properties or the conduct of their businesses as described in and contemplated by the Memorandum and as currently being conducted.

         5.5. PERMITS. The Offerors and, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) have all material permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Memorandum and as currently being conducted in all material respects. All such Permits are in full force and effect and each of the Offerors and, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) are in all material respects complying therewith, and, to the knowledge of the Offerors, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be adequately disclosed in the Memorandum. Such Permits contain no restrictions that would materially impair the ability of the Offerors or, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) to conduct their businesses in the manner consistent with their past practices. Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Fremont Branch) has received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

         5.6. NO DEFAULTS. Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) is in breach or violation of its corporate articles of incorporation or charter, by-laws or other governing documents in any material respect. Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) is, and to the knowledge of the Offerors no other party is, in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, obligation, representation, warranty or condition contained in (a) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, violation or default could have a material adverse consequence to the Offerors or Bank of Stockdale and Fremont (with respect to the Hemet Branch) on a consolidated basis, and, to the knowledge of the Offerors, no other party has threatened that the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) is in such violation, breach or default, or (b) except as disclosed in the Memorandum, any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) or any of their respective properties the breach, violation or default of which could have a material adverse effect on the condition, financial or otherwise, earnings, affairs, business, prospects, or results of operations of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch), on a consolidated basis.

         5.7. CONFLICTS, AUTHORIZATIONS AND APPROVALS. The execution, delivery and performance of this Agreement and the Subscription Agreements and the consummation of the transactions contemplated by this Agreement, the Subscription Agreements, the Operative Documents and the Memorandum do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Offerors or the Capital Securities pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or by-laws of the Company, the Operative Documents, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, Permit or any other agreement or instrument to which the Offerors or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Offerors or the Subsidiaries or any of their respective properties which conflict, creation, imposition, breach, violation or default would, either singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis. No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Subscription Agreements, the Operative Documents or the Memorandum, except pursuant to the Blue Sky laws of any jurisdiction and the Board of Governors of the Federal Reserve System (which approval has been obtained).

         5.8. POWER AND AUTHORITY. The Offerors have all requisite corporate or trust power and authority to enter into this Agreement and the Subscription Agreements, and this Agreement has been duly and validly authorized, executed and delivered by the Offerors and constitutes the legal, valid and binding agreement of the Offerors, enforceable against the Offerors in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The Subscription Agreements, when executed and delivered by the Offerors and the Purchasers, shall constitute the legal, valid and binding agreement of the Offerors, enforceable against the Offerors in accordance with their respective terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. Each of the Indenture, the Trust Agreement, the Guarantee and the Expense Agreement has been duly authorized by the Company, and, when executed and delivered by the Company on the Closing Date, each of said agreements will constitute a valid and legally binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The Trust Agreement has been duly authorized by the Trust, and, when executed and delivered by the Trust on the Closing Date, will constitute a valid and legally binding obligation of the Trust and will be enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         5.9. TITLE TO PROPERTIES. The Offerors and, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Memorandum or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Offerors or, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) hold real or personal property are valid, existing and enforceable leases and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or personal property, and neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) is in default in any material respect of any of the terms or provisions of any leases.

         5.10. ACCOUNTANTS. Vavrinek, Trine, Day & Co., LLP, who has audited the financial statements of the Company and the Bank, including the notes thereto, included in the Memorandum, are independent public accountants with respect to the Offerors.

         5.11. FINANCIAL STATEMENTS. The consolidated financial statements, including the notes thereto, included in the Memorandum with respect to the Company and, to the knowledge of the Offerors, with respect to the Bank of Stockdale, present fairly the consolidated financial position of the Company and Bank of Stockdale as of the dates indicated and the consolidated results of operations, cash flows and shareholders' equity of the Company and Bank of Stockdale for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The selected and summary consolidated financial data concerning the Company and, to the knowledge of the Offerors, with respect to the Bank of Stockdale, included in the Memorandum present fairly the information set forth therein, and have been compiled on a basis consistent with that of the consolidated financial statements of the Company and Bank of Stockdale in the Memorandum. The other financial, statistical and numerical information included in the Memorandum presents fairly the information shown therein, and to the extent applicable has been compiled on a basis consistent with the consolidated financial statements of the Company and Bank of Stockdale included in the Memorandum.

         5.12. PRO FORMA INFORMATION. The pro forma financial information of the Offerors included in the Memorandum giving effect to the acquisition by the Company of Bank of Stockdale and the Hemet Branch presents fairly in all material respects the information shown therein, has been compiled on a basis consistent with that of the consolidated financial statements of the Offerors and Bank of Stockdale included in the Memorandum, the assumptions used in the preparation thereof are reasonable and comply as to form in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X under the Securities Act.

         5.13. SUBSEQUENT EVENTS. Since the respective dates as of which information is given in the Memorandum, except as otherwise stated therein:

                  (a) Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the condition (financial or otherwise), earnings, business, prospects or results of operations of the Offerors on a consolidated basis or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch);

                  (b) There has not been any material adverse change in, or any development which is reasonably likely to have a material adverse effect on, the condition (financial or otherwise), earnings, business, prospects or results of operations of the Offerors on a consolidated basis and, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch);

                  (c) Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) has incurred any liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business which is material to the condition (financial or otherwise), earnings, business, prospects or results of operations of the Offerors on a consolidated basis or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch);

                  (d) Other than the Company's 3% stock dividend paid on or about December 11, 1998 to shareholders of record on November 20, 1998, the Offerors have not declared or paid any dividend, and neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) has become delinquent in the payment of principal or interest on any outstanding borrowings; and

                  (e) There has not been any change in the capital stock, equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Offerors.

         5.14. LITIGATION. Except as set forth in the Memorandum, no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Offerors, threatened, against or affecting the Offerors or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch), or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch), or which is required to be disclosed in the Memorandum.

         5.15. INTELLECTUAL PROPERTY. The Offerors and, to the knowledge of the Offerors, Bank of Stockdale and Fremont (with respect to the Hemet Branch) own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names or other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Memorandum and neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) have received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis, Bank of Stockdale or Fremont (with respect to the Hemet Branch), and the Offerors do not know of any basis for such infringement or conflict.

         5.16. LABOR MATTERS. Except as set forth in the Memorandum, no labor dispute involving the Offerors or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) exists or, to the knowledge of the Offerors, is threatened or imminent, which might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors on a consolidated basis, Bank of Stockdale and Fremont (with respect to the Hemet Branch), or which is required to be disclosed in the Memorandum. Neither the Offerors nor, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) have received notice of any existing or threatened labor dispute by the employees of any of its principal suppliers, customers or contractors which might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch).

         5.17. TAX RETURNS. The Offerors and, to the knowledge of the Offerors, Bank of Stockdale have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so timely and properly prepare and file would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors, on a consolidated basis, and Bank of Stockdale. The Offerors have no knowledge of any tax deficiency which has been or might be assessed against the Offerors or Bank of Stockdale which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors, on a consolidated basis, or Bank of Stockdale.

         5.18. MATERIAL CONTRACTS. Each of the material contracts, agreements and instruments described or referred to in the Memorandum is in full force and effect and is the legal, valid and binding agreement of the Offerors or, to the knowledge of the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch), enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally or by 12 U.S.C. Section 1818(b)(6)(D). Except as disclosed in the Memorandum, to the knowledge of the Offerors, no other party to any such agreement is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.

         5.19. DIVIDEND RESTRICTIONS. Except as set forth in the Memorandum, there are no contractual encumbrances or restrictions or material legal restrictions required to be described therein on the ability of the Subsidiaries
(i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Offerors, (ii) to make any loans or advances to, or investments in, the Offerors, or (iii) to transfer any of its property or assets to the Offerors.

         5.20. INVESTMENT COMPANY. Neither the Company nor the Trust is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         5.21. OTHER OFFERING MATERIAL. The Offerors have not distributed, and shall not distribute, any offering document in connection with the offering contemplated hereby, other than the Memorandum.

         5.22. INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to accounts is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         5.23. ENVIRONMENTAL MATTERS. Except as set forth in the Memorandum, to the knowledge of the Offerors, there is no factual basis for any action, suit or other proceeding involving the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) or any of their respective material assets for any failure of the Company, Bank of Stockdale or Fremont (with respect to the Hemet Branch) or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment, except where such action, suit or other proceeding would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors, on a consolidated basis. Except as set forth in the Memorandum or as would not have material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offerors, on a consolidated basis, to the knowledge of the Offerors, none of the property owned or leased by the Offerors, Bank of Stockdale or Fremont (with respect to the Hemet Branch) is contaminated with any waste or hazardous substances, and neither the Offerors, Bank of Stockdale nor Fremont (with respect to the Hemet Branch) may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

         5.24. ACQUISITION AGREEMENTS.

                  (a) All of the representations and warranties of the Company contained in the Agreement and Plan of Reorganization, dated September 15, 1998 (the "Reorganization Agreement") are true and correct in all material respects, and the Company has no reason to believe that (i) any of the representations and warranties of Bank of Stockdale contained in the Reorganization Agreement and any document delivered in connection therewith are not true and correct in all material respects; and (ii) any condition to consummation of the transactions contemplated by the Reorganization Agreement and any document delivered in connection therewith will not be satisfied or that such transactions will not be consummated as contemplated in the Reorganization Agreement.

                  (b) All of the representations and warranties of the Bank contained in the Branch Purchase Agreement are true and correct in all material respects, and the Company has no reason to believe that (i) any of the representations and warranties of Fremont contained in the Branch Purchase Agreement and any document delivered in connection therewith are not true and correct in all material respects; and (ii) any condition to consummation of the transactions contemplated by the Branch Purchase Agreement and any document delivered in connection therewith will not be satisfied or that such transactions will not be consummated as contemplated in the Branch Purchase Agreement.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT

         The Placement Agent represents and warrants to the Offerors as follows:

         6.1. ORGANIZATION, STANDING AND QUALIFICATION. The Placement Agent is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. The Placement Agent is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of the Placement Agent.

         6.2. POWER AND AUTHORITY. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         6.3. INFORMATION. The information regarding the Placement Agent set forth under the caption "Plan of Distribution" in the Offering Memorandum (the "Placement Agent Information") is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


SECTION 7 COVENANTS OF THE OFFERORS

         The Offerors covenant and agree with the Placement Agent and the Purchasers as follows:

         7.1. COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         7.2. SALE OF OTHER SECURITIES. The Offerors and their affiliates shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities.

         7.3. 144A INFORMATION AND FINANCIAL INFORMATION. For so long as any of the Capital Securities remain outstanding, the Offerors agree to make available to any beneficial owner of the Capital Securities and any prospective purchaser of such Capital Securities, the information required by Rule 144A(d)(4) under the Securities Act.

         7.4. USE OF PROCEEDS. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debentures from the Company and the Company shall use the net proceeds received from the sale of the Debentures to the Trust in the manner specified in the Memorandum under the caption "Use of Proceeds."

         7.5. INVESTMENT COMPANY. The Offerors shall not engage, or permit any Subsidiary to engage, in any activity which would cause it or any Subsidiary to be an "investment company" under the provisions of the Investment Company Act.


SECTION 8 COVENANTS OF THE PLACEMENT AGENT

         The Placement Agent covenants and agrees with the Offerors as follows:

         8.1 COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. During the period from the date of this Agreement to the Closing Date, the Placement Agent shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 6 hereof to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         8.2 COMPLIANCE WITH SECURITIES LAWS AND TERMS OF THE OFFERING. The Placement Agent, in connection with its obligations hereunder, shall comply with the state Blue Sky laws of the various jurisdictions in which the Capital Securities will be offered or sold and shall solicit potential purchasers of the Capital Securities in accordance with Section 2.3 hereof and as described in the Memorandum.

SECTION 9 INDEMNIFICATION

         9.1. INDEMNIFICATION OBLIGATION.

                  (a) The Offerors shall jointly and severally indemnify and hold harmless each

Purchaser (each such Purchaser shall be an "Indemnified Purchaser") and the Placement Agent and each person that controls each Indemnified Purchaser and the Placement Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and agents, employees, officers and directors or any such controlling person of any Indemnified Purchaser and Placement Agent (each such indemnified party, a "Purchaser Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Purchaser Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of, or are based upon, or relate to, any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, arise out of, or are based upon, or relate to, the omission or alleged omission to state in the Memorandum a material fact required to be stated therein or necessary to make the statements in the Memorandum not misleading, or arise out of, or are based upon, or relate to, in whole or in part on any breach or inaccuracy of any representation or warranty of the Offerors set forth herein or any failure of the Offerors to perform their respective obligations hereunder or under the Subscription Agreements or under law; and shall reimburse each Purchaser Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Purchaser Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum about a Purchaser Indemnified Party in reliance upon and in conformity with the information furnished to the Offerors in writing by any Purchaser Indemnified Party expressly for use therein. In addition to its other obligations under this
Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this
Section 9.1(a), they shall reimburse each Purchaser Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Purchaser Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to a Purchaser Indemnified Party within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

                  (b) Placement Agent shall indemnify and hold harmless the Offerors and each person that controls the Offerors within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of the Offerors (each such indemnified party, an "Offeror Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Offeror Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) solely arise out of, or are based solely upon, or relate solely to the gross negligence or willful misconduct of the Placement Agent; and shall reimburse each Offeror Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Offeror Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 9, the Placement Agent hereby agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1(b), it shall reimburse each Offeror Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Offeror Indemnified Party shall promptly return such amounts to the Placement Agent together with interest at the Prime Rate. Any such interim reimbursement payments which are not made to an Offeror Indemnified Party within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

         9.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS.

                  (a) Promptly after receipt by a Purchaser Indemnified Party under this Section 9 of notice of the commencement of any action, such Purchaser Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but the omission so to notify the Offerors shall not relieve them from any liability which the Offerors may have to any Purchaser Indemnified Party. In case any such action is brought against any Purchaser Indemnified Party and such Purchaser Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Purchaser Indemnified Party; provided, however, if the defendants in any such action include both the Purchaser Indemnified Party and the Offerors and the Purchaser Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Purchaser Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Purchaser Indemnified Parties which are different from or additional to those available to the Offerors, the Purchaser Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Purchaser Indemnified Party. Upon receipt of notice from the Offerors to such Purchaser Indemnified Party of their election so to assume the defense of such action and approval by the Purchaser Indemnified Party of counsel, the Offerors shall not be liable to such



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

Purchaser Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Purchaser Indemnified Party in connection with the defense thereof unless (i) the Purchaser Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Purchaser Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party to represent the Purchaser Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Offerors.

                  (b) Promptly after receipt by an Offeror Indemnified Party under this Section 9 of notice of the commencement of any action, such Offeror Indemnified Party shall, if a claim in respect thereof is to be made against the Placement Agent under this Section 9, notify the Placement Agent in writing of the commencement thereof; but the omission so to notify the Placement Agent shall not relieve it from any liability which the Placement Agent may have to any Offeror Indemnified Party. In case any such action is brought against any Offeror Indemnified Party and such Offeror Indemnified Party seeks or intends to seek indemnity from the Placement Agent, the Placement Agent shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Offeror Indemnified Party; provided, however, if the defendants in any such action include both the Offeror Indemnified Party and the Placement Agent and the Offeror Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Placement Agent and the Offeror Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Offeror Indemnified Parties which are different from or additional to those available to the Placement Agent, the Offeror Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Offeror Indemnified Party. Upon receipt of notice from the Placement Agent to such Offeror Indemnified Party of its election so to assume the defense of such action and approval by the Offeror Indemnified Party of counsel, the Placement Agent shall not be liable to such Offeror Indemnified Party under this
Section 9 for any legal or other expenses subsequently incurred by such Offeror Indemnified Party in connection with the defense thereof unless (i) the Offeror Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate counsel representing the Offeror Indemnified Parties who are parties to such action), or (ii) the Placement Agent shall not have employed counsel reasonably satisfactory to the Offeror Indemnified Party to represent the Offeror Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Placement Agent.

         9.3. CONTRIBUTION.

                  (a) If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless a Purchaser Indemnified Party under
Section 9.1(a) in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Purchaser Indemnified Party as a result of any losses, claims, damages, liabilities or



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

expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors and the Placement Agent from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors and the Placement Agent in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.


                  (b) If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Offeror Indemnified Party under
Section 9.1(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Placement Agent shall contribute to the amount paid or payable by such Offeror Indemnified Party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors and the Placement Agent from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors and the Placement Agent in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                  (c) The respective relative benefits received by the Offerors and the Placement Agent shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchasers (net of the compensation paid to the Placement Agent hereunder, but before deducting expenses), and in the case of the Placement Agent, as the compensation received by it bears to the total of such amounts paid to the Offerors and received by the Placement Agent as compensation. The relative fault of the Offerors and the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 9.2 for purposes of indemnification. The Offerors and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.3. The amount paid or payable by a Purchaser Indemnified Party or Offeror Indemnified Party, as the case may be, as a result of the losses, claims, damages, liabilities or expenses referred to in this
Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Purchaser Indemnified Party or Offeror Indemnified Party, as the case may be, in



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

connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agent hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agent upon the sale of the Capital Securities giving rise to such indemnification obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         9.4. ADDITIONAL REMEDIES. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Purchaser Indemnified Party.


SECTION 10 RIGHTS AND RESPONSIBILITIES OF PLACEMENT AGENT

         10.1. RESPONSIBILITIES FOR MEMORANDUM. The Offerors have prepared the Memorandum and the Placement Agent shall not be deemed responsible for any information contained therein (except for the Placement Agent Information). The Placement Agent undertakes no responsibility of any kind on behalf of any Purchaser (including fiduciary responsibility) and the Placement Agent is not acting on behalf of any Purchaser.

         10.2. RELIANCE. In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agent or the Purchasers.

         10.3. RIGHTS OF PLACEMENT AGENT. In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchasers in connection with the performance of any of their duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

SECTION 11 MISCELLANEOUS

         11.1. NOTICES. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

                if to the Placement Agent, to:

                First Tennessee Capital Markets
                845 Crossover Lane, Suite 150
                Memphis, Tennessee  38117

                Telecopier:  (901) 766-4706
                Telephone:  (800) 456-5460
                Attention:  Gary A. Simanson

                with a copy to:

                Lewis, Rice & Fingersh, L.C.
                500 North Broadway, Suite 2000
                St. Louis, Missouri  63102
                Telecopier:  (314) 241-6056
                Telephone:  (314) 444-7600
                Attn:  Thomas C. Erb, Esq.

                if to the Offerors, to:

                VIB Corp
                1498 Main Street
                El Centro, California 92243
                Telecopier: (760) 337-3229
                Telephone: (760) 337-3200
                Attn:  Harry G. Gooding, III

                with a copy to:

                Horgan, Rosen, Beckham & Coren, L.L.P.
                21700 Oxnard Street, Suite 1400
                Woodland Hills, California 91367
                Telecopier: (818) 340-6190
                Telephone: (818) 340-6100

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; the next business day after being telecopied; or the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agent, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

         11.2. PARTIES IN INTEREST, SUCCESSORS AND ASSIGNS. This Agreement is made solely for the benefit of the Placement Agent, the Purchasers and the Offerors and any person controlling the Placement Agent, the Purchasers or the Offerors and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Capital Securities.

         11.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.4. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF LAWS) OF THE STATE OF CALIFORNIA.

         11.6. ENTIRE AGREEMENT. This Agreement, together with the other Operative Documents and the Engagement Letter by and between the Offerors and the Placement Agent, dated November 2, 1998 (the "Engagement Letter"), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Operative Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, that this Agreement does not supersede the terms of the Engagement Letter and the terms hereof are supplementary to the terms of the Engagement Letter.

         11.7. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent's and the Purchasers' rights and privileges shall be enforceable to the fullest extent permitted by law.

         11.8. PUBLIC DISCLOSURE. The Offerors each covenant that it will take all reasonable actions necessary to keep the Placement Agent's and each Purchaser's identity confidential, and shall not disclose the Purchaser's identity as an investor in the offering contemplated hereby in any public announcement, governmental filing or otherwise without the Purchaser's prior written consent unless such disclosure is compelled by law or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Offerors shall give written notice to the Placement Agent and the Purchaser describing in all reasonable detail the proposed content of such disclosure and will afford the Placement Agent and the Purchaser in good faith an opportunity to suggest modifications in the form and substance of such proposed disclosure.

         11.9. SURVIVAL. The Placement Agent and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery and payment for the Capital Securities.

                        [SIGNATURES APPEAR ON NEXT PAGE.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                        Very truly yours,

                                        VIB CORP

                                        By: /s/ Harry G. Gooding, III
                                           -------------------------------------
                                           Name: Harry G. Gooding, III
                                           Title: Executive Vice President/Chief
                                                  Financial Officer


                                        VALLEY CAPITAL TRUST

                                        By: /s/ Harry G. Gooding, III
                                           -------------------------------------
                                           Name: Harry G. Gooding, III
                                           Title: Administrative Trustee





FIRST TENNESSEE CAPITAL MARKETS,
A DIVISION OF FIRST TENNESSEE BANK, N.A.,
AS PLACEMENT AGENT (ON BEHALF OF ITSELF AND
THE PURCHASERS)

By: /s/ Gary Simanson
   -------------------------------
Name: Gary Simanson
Title: Senior Vice President